EXHIBIT 10.2

THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” FOR U.S. FEDERAL INCOME TAX PURPOSES. THE ISSUER WILL MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE: (1) THE ISSUE PRICE AND ISSUE DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE, (3) THE YIELD TO MATURITY OF THE NOTE, AND (4) ANY OTHER INFORMATION REQUIRED TO BE MADE AVAILABLE BY U.S. TREASURY REGULATIONS UPON RECEIVING A WRITTEN REQUEST FOR SUCH INFORMATION AT THE FOLLOWING ADDRESS: 1910 PACIFIC AVENUE, SUITE 20000, DALLAS, TEXAS 75201.

NEITHER THE ISSUANCE NOR SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount: $1,120,000.00	Issue Date: August 21, 2017
Purchase Price: $1,000,000.00
Original Issue Discount: $120,000.00

SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, NEXEON MEDSYSTEMS INC, a Nevada corporation (hereinafter called the “Borrower”), hereby promises to pay to the order of LEONITE CAPITAL, LLC, a Delaware limited liability company, or registered assigns (the “Holder”) the principal sum of $1,120,000.00 (the “Principal Amount”), together with interest at the rate of twelve percent (12%) per annum (the “Stated Rate”), on the dates set forth below or upon acceleration or otherwise, as set forth herein (the “Note”). The consideration to the Borrower for this Note is $1,000,000.00 (the “Consideration”).  At the closing, the outstanding principal amount under this Note shall be $1,120,000.00, consisting of the Consideration plus the OID (as defined herein). The maturity date shall be twenty-four (24) months (the “Term”) from the Issue Date (the “Maturity Date”). The principal sum, as well as any accrued and unpaid interest and other fees shall be due and payable in accordance with the payment terms set forth in Article I herein. This Note may not be prepaid in whole or in part except as otherwise explicitly set forth herein. Any amount of principal or interest on this Note, which is not paid by the Maturity Date, shall bear interest at the rate of twenty-four percent (24%) per annum from the due date thereof until the same is paid (“Default Interest”). Interest shall commence accruing on the date that the Note is fully paid and shall be computed on the basis of a 365-day year and the actual number of days elapsed. All payments due hereunder (to the extent not converted into the Borrower’s common stock (the “Common Stock”) in accordance with the terms hereof) shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed.

This Note carries an original issue discount of $120,000.00 (the “OID”), to cover the Holder’s legal fees, accounting fees, due diligence fees, monitoring, and/or other transactional costs incurred in connection with the purchase and sale of the Note, which is included in the principal balance of this Note. Thus, the purchase price of this Note shall be $1,000,000.00, computed as follows: the Principal Amount minus the OID.

This Note shall be a senior secured obligation of the Borrower, with priority over all future Indebtedness (as defined below) of the Borrower as provided for herein.  The obligations of the Borrower under this Note are secured pursuant to the terms of the following agreements of even date herewith: (i) the security agreement (the “Security Agreement”) by and among the Borrower, and certain subsidiaries and affiliates of the Borrower, and the Holder, and such security interest includes but is not limited to all of the assets of the Borrower and such subsidiaries and affiliates, (ii) the deed of trust (the “Deed of Trust”) granted by Roselancland Limited Partnership, an affiliate of the Borrower (“RLP”), in favor of the Holder conveying in trust certain property of RLP to the Holder, (iii) the personal guarantee (the “Personal Guarantee”) of Randy M. Rosellini, and (iv)  the share pledge agreement (the “Share Pledge Agreement”) between Rosellini Scientific LLC, wholly owned by William Rosellini, and the Holder in respect of the shares of Nexeon Medsystems Belgium SPRL.

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the holder thereof.

The following additional terms shall also apply to this Note:

ARTICLE I. PAYMENTS

1.1	Payments.

(a)	Monthly Payments.

(1)    Beginning on September 22, 2017 (the “Initial Monthly Payment Date”) and on the same day of each and every calendar month thereafter throughout the term of this Note (the “Monthly Payment Dates”), Borrower shall make monthly payments under this Note to the Holder in the amounts provided in this Article I (each, a “Monthly Payment Amount”).

(2)    The Monthly Payment Amount for the payment due on each Monthly Payment Date through and including the 12th Monthly Payment Date (the “Final Interest-Only Payment Date”) shall be $11,200, consisting of accrued but unpaid interest on the unpaid principal balance of this Note.

(3)    The Monthly Payment Amount shall be adjusted on the 13th Monthly Payment Date to an amount sufficient to fully repay the unpaid principal balance of this Note, together with interest at the Stated Rate, by the end of the Amortization Period (as defined below) in substantially equal monthly installments. The “Amortization Period” shall be a period of 12 months beginning on the Final Interest-Only Payment Date.  An amortization schedule is attached hereto as Schedule A.  The Borrower shall make payments under this Article I in accordance with Schedule A.

(b)  Payments from Future Funding Sources.  The Borrower shall pay to the Holder on an accelerated basis any outstanding principal amount of the Note, along with accrued, but unpaid interest, from:

(1)   Future Financing Proceeds - twenty percent (20%) of the gross proceeds of any future financing of the Borrower that is completed following the closing of the Borrower’s proposed acquisition of Medi-Line SSPRL (”Medi-Line”), and

(2)   Other Future Receipts - all net proceeds from any sale of assets of the Borrower or any of its subsidiaries or receipt by Borrower or any of its subsidiaries of any tax credits.

(c)  Remaining payments.  Any and all remaining unpaid principal of and interest on this Note shall be due and payable in full on the Maturity Date.

ARTICLE II. CONVERSION RIGHTS

2.1        Conversion Right.  The Holder shall have the right at any time at the Holder’s option to convert all or any part of the outstanding and unpaid principal amount and accrued and unpaid interest of this Note into fully paid and non-assessable shares of Common Stock or any shares of capital stock or other securities of the Borrower into which such Common Stock shall hereafter be changed or reclassified (each, a “Conversion Share”) at the conversion price (the “Conversion Price”) determined as provided herein (a “Conversion”); provided, however, that in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number  of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Note or the unexercised or unconverted portion of any other security of the Borrower subject to a limitation on conversion or exercise analogous to the limitations contained herein, and, if applicable, net of any shares that may be deemed to be owned by any person not affiliated with the Holder who has purchased a portion of the Note from the Holder) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder,  except  as  otherwise  provided  in  clause  (1)  of  such  proviso,  provided, further, however, that the limitations on conversion may be waived (up to a maximum of 9.99%) by the Holder upon, at the election of the Holder, not less than 61 days’ prior notice to the Borrower, and the provisions of the conversion limitation shall continue to apply until such 61st day (or such later date, as  determined by the Holder, as may be specified in such notice of waiver). The number of shares  of Common Stock to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the “Notice of Conversion”), delivered to the Borrower by the Holder in accordance with Section 2.4 below; provided that the Notice of Conversion is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Borrower before 6:00 p.m., New York, New York time on such conversion date (the “Conversion Date”). The term “Conversion Amount” means, with respect to any conversion of this Note, the sum of (1) the principal amount of this Note to be converted in such conversion plus (2) at the Holder’s option, accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Note to the Conversion Date plus (3) at the Holder’s option, Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2) plus (4) the Holder’s expenses relating to a Conversion including, but not limited to, legal fees, brokerage deposit costs, DWAC fees and other expenses and disbursements plus (5) at the Holder’s option, any amounts owed to the Holder pursuant to Sections 2.3 and 2.4(g) hereof.

2.2	Conversion Price.

(a)    Calculation of Conversion Price. The Conversion Price shall be, at the option of the Holder, (i) $1.75 (the “Fixed Conversion Price”) (subject to adjustment as further described herein) or (ii) 80% (the “Conversion Price Discount”) multiplied by the price per share paid by the investors in a subsequent Equity Financing (as defined herein) of the Borrower.  If the Holder determines not to convert the Note, or any portion thereof, by the first subsequent Equity Financing resulting in gross proceeds to the Borrower of at least $2,000,000, the Conversion Price Discount will terminate.  For the avoidance of doubt, an “Equity Financing” shall mean the Borrower’s sale of its Common Stock or any securities conferring the right to purchase the Borrower’s Common Stock or securities convertible into, or exchangeable for (with or without additional consideration), the Borrower’s Common Stock.

(b)    Fixed Conversion Price Adjustments.

(1)  Repricing Adjustment.  The Fixed Conversion Price shall be subject to a one-time repricing 275 days after the closing (the “Repricing Date”). The repricing will be based on the lowest volume weighted average price, or VWAP, of the seven (7) trading days immediately preceding the Repricing Date. In the event the Borrower’s Common Stock is not trading on a national exchange or quoted on the OTC markets, or if the Note is not eligible to be converted and the underlying Conversion Shares sold under Rule 144 of the Securities Act at the Repricing Date, then the Repricing Date shall be on the next date that the Borrower’s Common Stock is so listed or quoted and the Note is eligible to be converted and the underlying Conversion Shares sold under Rule 144.

(2)  Stock Dividends and Stock Splits.  If the Borrower, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock; (ii) subdivides outstanding shares of Common Stock into a larger number of shares; or (iii) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Borrower, then the Fixed Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Borrower) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.

(3)  Fundamental Transaction.  If, at any time while this Note is outstanding, (i) the Borrower effects any merger or consolidation of the Borrower with or into another person, (ii) the Borrower effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Borrower or another person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Borrower effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of 1 share of Common Stock (the “Alternate Consideration”). For purposes of any such conversion, the determination of the Fixed Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of 1 share of Common Stock in such Fundamental Transaction, and the Borrower shall apportion the Fixed Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.

(4)  Anti-dilution Adjustment.  If at any time while this Note is outstanding, the Borrower sells or grants (or has sold or granted, as the case may be) any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or has sold or issued, as the case may be, or announces any sale, grant or any option to purchase or other disposition), any Common Stock or other securities convertible into, exercisable for or otherwise entitled the any person or entity the right to acquire shares of Common Stock at an effective price per share that is lower than the then Fixed Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (it being agreed that if the holder of the Common Stock or other securities so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Fixed Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Fixed Conversion Price shall be reduced to a price equal the Base Conversion Price.  Such adjustment shall be made whenever such Common Stock or other securities are issued.  Notwithstanding the foregoing, no adjustment will be made under this Section 2.2(b)(4) in respect of an Exempt Issuance.  For purposes of this Section 2.2(b)(4) an “Exempt Issuance” means an issuance of shares (i) reserved as employee shares described under the Borrower’s option pool now or created in the future, (ii) shares issued for consideration other than cash pursuant to a merger, consolidation, acquisition, or similar business combination approved by the Borrower’s Board of Directors (the “Board”), provided, however, that any such issuance shall only be to a person (or to the equity holders of a person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Borrower and shall provide to the Borrower additional benefits in addition to the investment of funds, but shall not include a transaction in which the Borrower is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; (iii) shares issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial institution approved by the Board; or (iv) shares with respect to which the Holder waives its anti-dilution rights granted hereby.  In the event of an issuance of securities involving multiple tranches or closings, any adjustment pursuant to this Section 2.2(b)(4) shall be calculated as if all such securities were issued at the initial closing.

(5)  Notice to the Holder.  Whenever the Conversion Price is adjusted pursuant to any provision of this Section 2.2(b), the Borrower shall within two (2) business days deliver to the Holder a notice setting forth the Fixed Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

2.3      Authorized Shares. The Borrower covenants that during the period the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Note and exercise of the Warrants.  The Borrower is required at all times to have authorized and reserved three (3) times the number of shares that is actually issuable upon full conversion of the Note (based on the Conversion Price of the Note in effect from time to time, which, if cannot be determined shall be estimated in good faith by the Borrower) (the “Reserved Amount”). The Reserved Amount shall be increased from time to time in accordance with the Borrower’s obligations hereunder. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Borrower shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Note shall be convertible at the then current Conversion Price, the Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Note. The Borrower (i) acknowledges that it has irrevocably instructed its transfer agent by letter, a copy of which is attached hereto as Exhibit B to issue certificates for the Common Stock issuable upon conversion of this Note and exercise of the Warrants, and (ii) agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Note.

If, at any time the Borrower does not maintain the Reserved Amount it will be considered an Event of Default under Section 3.2 of the Note.

2.4	Method of Conversion.

(a)   Mechanics of Conversion. Subject to Section 2.1, this Note may be converted by the Holder in whole or in part, at any time on or after the Maturity Date, by (A) submitting to the Borrower a Notice of Conversion (by facsimile, e-mail or other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m., New York, New York time) and (B) subject to Section 2.4(b), surrendering this Note at the principal office of the Borrower.

(b)   Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Borrower unless the entire unpaid principal amount of this Note is so converted. The Holder and the Borrower shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of the Borrower shall, prima facie, be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note represented by this Note may be less than the amount stated on the face hereof.

(c)   Payment of Taxes. The Borrower shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or other securities or property on conversion of this Note in a name other than that of the Holder (or in street name), and the Borrower shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder’s account) requesting the issuance thereof shall have paid to the Borrower the amount of any such tax or shall have established to the satisfaction of the Borrower that such tax has been paid.

(d)   Delivery of Common Stock Upon Conversion. Upon receipt by the Borrower from the Holder of a facsimile transmission or e-mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 2.4, the Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Common Stock issuable upon such conversion within three (3) business days after such receipt (the “Deadline”) (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Note) in accordance with the terms hereof.

(e)   Obligation of Borrower to Deliver Common Stock. Upon receipt by  the Borrower of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion, and, unless the Borrower defaults on its obligations under this Article II, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a Notice of Conversion as provided herein, the Borrower’s obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment  against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Borrower to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Borrower, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Holder in connection with such conversion. The Conversion Date specified in the Notice of Conversion shall be the Conversion Date so long as the Notice of Conversion is received by the Borrower before 6:00 p.m., New York, New York time, on such date.

(f)   Delivery of Common Stock by Electronic Transfer. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Borrower is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder and its compliance with the provisions contained in Section 2.1 and in this Section 2.4, the Borrower shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system.

(g)   Failure to Deliver Common Stock Prior to Deadline. Without in any way limiting the Holder’s right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Common Stock issuable upon conversion of this Note is not delivered by the Deadline (other than a failure due to the circumstances described in Section 2.3 above, which failure shall be governed by such Section) the Borrower shall pay to the Holder $1,000 per day in cash, for each day beyond the Deadline that the Borrower fails to deliver such Common Stock. Such cash amount shall be paid to Holder by the fifth day of the month following the month in which it has accrued or, at the option of the Holder (by written notice to the Borrower by the first day of the month following the month in which it has accrued), shall be added to the principal amount of this Note, in which event interest shall accrue thereon in accordance with the terms of this Note and such additional principal amount shall be convertible into Common Stock in accordance with the terms of this Note.  The Borrower agrees that the right to convert is a valuable right to the Holder, and as such, the Borrower will not take any actions to hamper, delay or prevent any Holder conversion of the Note. The damages resulting from a failure, attempt to frustrate, interference with such conversion right are difficult if not impossible to qualify. Accordingly the parties acknowledge that the liquidated damages provision contained in this Section 2.4(g) are justified.

2.5      Concerning the Shares. The shares of Common Stock issuable upon conversion of this Note may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the Act or (ii) the Borrower or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Act (or a successor rule) (“Rule 144”) or (iv) such shares are transferred to an “affiliate” (as defined in Rule 144) of the Borrower who agrees to sell or otherwise transfer the shares only in accordance with this Section 2.5 and who is an Accredited Investor. Except as otherwise provided (and subject to the removal provisions set forth below), until such time as the shares of Common Stock issuable upon conversion of this Note have been registered under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of Common Stock issuable upon conversion of this Note that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES  REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED  FOR  SALE,  SOLD,  TRANSFERRED  OR  ASSIGNED  (I)  IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

The legend set forth above shall be removed and the Borrower shall issue to the Holder a new certificate therefore free of any transfer legend if (i) the Borrower or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Stock may be made without registration under the Act, which opinion shall be accepted by the Borrower so that the sale or transfer is effected or (ii) in the case of the Common Stock issuable upon conversion of this Note, such security is registered for sale by the Holder under an effective registration statement filed under the Act or otherwise may be sold pursuant to Rule  144 without any restriction as to the number of securities as of a particular date that can then be immediately sold. In the event that the Borrower does not accept the opinion of counsel provided by the Holder with respect to the transfer of Securities pursuant to an exemption from registration, such as Rule 144 or Regulation S, at the Deadline, it will be considered an Event of Default pursuant to Section 4.2 of the Note.

2.6      Status as Shareholder. Upon submission of a Notice of Conversion by a Holder, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed such Holder’s allocated portion of the Reserved Amount or Maximum Share Amount) shall be deemed converted into shares of Common Stock and (ii) the Holder’s rights as a Holder of such converted portion of this Note shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Borrower to comply with the terms of this Note. Notwithstanding the foregoing, if a Holder has not received certificates for all shares of Common Stock prior to the tenth (10th) business day after the expiration of the Deadline with respect to a conversion of any portion of this Note for any reason, then (unless the Holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Borrower) the Holder shall regain the rights of a Holder of this Note with respect to such unconverted portions of this Note and the Borrower shall, as soon as practicable, return such unconverted Note to the Holder or, if the Note has not been surrendered, adjust its records to reflect that such portion of this Note has not been converted. In all cases, the Holder shall retain all of its rights and remedies (including, without limitation, (i) the right to receive Conversion Default Payments pursuant to Section 2.3 to the extent required thereby for such Conversion Default and any subsequent Conversion Default and (ii) the right to have the Conversion Price with respect to subsequent conversions determined in accordance with Section 2.3) for the Borrower’s failure to convert this Note.

ARTICLE III.  RANKING AND CERTAIN COVENANTS

3.1      Distributions on Capital Stock. So long as the Borrower shall have any obligation under this Note, the Borrower shall not without the Holder’s written consent (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on shares of Common Stock solely in the form of additional shares of Common Stock or (b) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock except for distributions that comply with Section 3.4 below.

3.2      Medi-Line Earnings Set Aside.  Following the closing of the Borrower’s acquisition of Medi-Line, ten percent (10%) of the Medi-Line Earnings (as that term is defined in Exhibit C hereto, shall be set aside by the Borrower on a quarterly basis and used specifically to repay the outstanding balance of the Note, along with accrued but unpaid interest, in accordance with the payment terms set forth herein above.

3.3      Restrictions on Further Debt.  Following the closing of the Borrower’s acquisition of Medi-Line, neither the Borrower, nor Medi-Line shall issue any additional debt or otherwise incur any Indebtedness (as defined below) or pledge any of its assets as collateral for any obligation without the prior written consent of the Holder.  With respect to the EUR 275,000 accounts receivable line of credit from CBC Banque SA to Nexeon Medsystems Belgium SPRL, the Borrower agrees that the first EUR 275,000 in drawdowns may be used for working capital purposes and any additional drawdowns over and above the initial EUR 275,000 shall be used to repay the Note.

3.4      Restriction on Stock Repurchases. So long as the Borrower shall have any obligation under this Note, the Borrower shall not without the Holder’s written consent redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Borrower or any warrants, rights or options to purchase or acquire any  such shares; except for the repurchase of shares at a nominal price in connection with rights under an agreement with an employee or consultant of the Borrower whose shares have been forefeited as a result of such employee or consultant’s ceasing to provide services to the Borrower.

3.5      Ranking and Security.  The obligations of the Borrower under this Note shall rank senior with respect to any and all Indebtedness incurred as of or following the Issue Date.  The obligations of the Borrower under this Note are secured pursuant to the Security Agreement, the Deed of Trust, the Personal Guarantee and the Share Pledge Agreement.  So long as the Borrower shall have any obligation under this Note, the Borrower shall not (directly or indirectly through any subsidiary or affiliate) incur or suffer to exist or guarantee any Indebtedness that is senior to or pari passu with (in priority of payment and performance) the Borrower’s obligations hereunder.  As used herein, the term “Indebtedness” means (a) all indebtedness of the Borrower for borrowed money or for the deferred purchase price of property or services, including any type of letters of credit, but not including deferred purchase price obligations in place as of the Issue Date or obligations to trade creditors incurred in the ordinary course of business, (b) all obligations of the Borrower evidenced by notes, bonds, debentures or other similar instruments, (c) purchase money indebtedness hereafter incurred by the Borrower to finance the purchase of fixed or capital assets, including all capital lease obligations of the Borrower which do not exceed the purchase price of the assets funded, (d) all guarantee obligations of the Borrower in respect of obligations of the kind referred to in clauses (a) through (c) above that the Borrower would not be permitted to incur or enter into, and (e) all obligations of the kind referred to in clauses (a) through (d) above that the Borrower is not permitted to incur or enter into that are secured and/or unsecured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured and/or unsecured by) any lien or encumbrance on property (including accounts and contract rights) owned by the Borrower, whether or not the Borrower has assumed or become liable for the payment of such obligation.

ARTICLE IV. EVENTS OF DEFAULT

It shall be considered an event of default if any of the following events listed in this Article IV (each, an “Event of Default”) shall occur; provided, however, that, except in the case of the Events of Default listed in Sections 4.1, 4.2, 4.7, 4.9, 4.10, 4.16, 4.18, 4.19 or 4.20 below, the Borrower shall be have five (5) business days to cure such Event of Default unless a lesser number of days is required pursuant to the provisions of this Article IV:

4.1      Failure to Pay Principal or Interest. The Borrower fails to pay the principal hereof or interest thereon when due on this Note, whether at maturity, upon acceleration or otherwise.

4.2      Conversion and the Shares. The Borrower fails to reserve a sufficient amount of shares of common stock as required under the terms of this Note (including Section 1.3 of this Note)(and such breach continues for a period of five (5) days), fails to issue shares of Common Stock to the Holder (or announces or threatens in writing that it  will  not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note, fails to transfer or cause its transfer agent to transfer (issue) (electronically or in certificated form) shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, the Borrower directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring (or issuing) (electronically or in certificated form) shares of Common Stock to be issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, or fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note (or makes any written announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any written announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for three (3) business days after the Holder shall have delivered a Notice of Conversion.  It is an obligation of the Borrower to remain current in its obligations to its transfer agent. It shall be an event of default of this Note, if a conversion of this Note is delayed, hindered or frustrated due to a balance owed by the Borrower to its transfer agent. If at the option of the Holder, the Holder advances any funds to the Borrower’s transfer agent in order to process a conversion, such advanced funds shall be paid by the Borrower to the Holder within five (5) business days of a demand from the Holder, either in cash or as an addition to the balance of the Note, and such choice of payment method is at the discretion of the Borrower.

4.3      Breach of Covenants. The Borrower, or the relevant related party, as the case may be, breaches any material covenant or other material term or condition contained in this Note, or in the related Securities Purchase Agreement, Security and Pledge Agreement, Affidavit of Confession of Judgment, Share Pledge Agreement, Deed of Trust, Personal Guarantee or any other collateral documents (together, the “Transaction Documents”) and such breach continues for a period of ten (10) days.

4.4      Breach of Representations and  Warranties.  Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given pursuant hereto or in connection herewith, shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note and the other Transaction Documents.

4.5      Receiver or Trustee. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

4.6      Judgments. Any money judgment, writ or similar process shall be entered or filed against the Borrower or any subsidiary of the Borrower or any of its property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld.

4.7      Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower.

4.8      Delisting of Common Stock. If at any time on or after the date in which the Borrower’s Common Stock is listed or quoted on the OTCQB or an equivalent U.S. replacement exchange, the Nasdaq Global Market, the Nasdaq Capital Market, the New York Stock Exchange, or the NYSE MKT, the Borrower shall fail to maintain the listing or quotation of the Common Stock on the OTCQB or an U.S. equivalent replacement exchange, the Nasdaq Global Market, the Nasdaq Capital Market, the New York Stock Exchange, or the NYSE MKT.

4.9      Failure to Comply with the Exchange Act. The Borrower shall fail to comply with the reporting requirements of the Exchange Act (including but not limited to becoming delinquent in its filings), and/or the Borrower shall cease to be subject to the reporting requirements of the Exchange Act.

4.10    Liquidation.  Any dissolution, liquidation, or winding up   of Borrower or any substantial portion of its business.

4.11     Cessation of Operations. Any cessation of operations by Borrower or Borrower admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Borrower’s ability to continue as a “going concern” shall not be an admission that the Borrower cannot pay its debts as they become due.

4.12     Maintenance of Assets.  The failure by Borrower to maintain any material intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future).

4.13     Financial Statement Restatement. The Borrower restates any financial statements filed by the Borrower with the SEC for any date or period from two years prior to the Issue Date of this Note and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statement, have constituted a material adverse effect on the rights of the Holder with respect to this Note.

4.14     Reverse Splits.  The Borrower effectuates a reverse split of its Common Stock.

4.15     Replacement of Transfer Agent. In the event that the Borrower appoints a transfer agent and thereafter replaces its transfer agent, and the Borrower fails to provide prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions (including but not limited to the provision to irrevocably reserve shares of Common Stock in the Reserved Amount) signed by the successor transfer agent to Borrower and the Borrower.

4.16     DTC “Chill.”  The DTC places a “chill” (i.e. a restriction placed by DTC on one or more of DTC’s services, such as limiting a DTC participant’s ability to make a deposit or withdrawal of the security at DTC) on any of the Borrower’s securities.

4.17     Illegality. Any court of competent jurisdiction issues an order declaring this Note, any of the other Transaction Documents or any provision hereunder or thereunder to be illegal.

4.18     DWAC Eligibility.  In addition to the Event of Default in Section 3.16, the Common Stock is otherwise not eligible for trading through the DTC’s Fast Automated Securities Transfer or Deposit/Withdrawal at Custodian programs.

4.19     Cross-Default. Notwithstanding anything to the contrary contained in this Note or the other related or companion documents, a breach or default by the Borrower of any covenant or other term or condition contained in any of the other financial instrument, including but not limited to all promissory notes, currently issued, or  hereafter issued, by the Borrower, to the Holder or any other 3rd party (the “Other Agreements”), after the passage of all applicable notice and cure or grace periods, shall, at the option of the Holder, be considered a default under this Note, in which event the Holder shall be entitled to apply all rights and remedies of the Holder under the terms of this Note by reason of a default under said Other Agreement or hereunder.

4.20     Variable Rate Transactions. The Borrower (i) issues shares of Common Stock (or convertible securities or purchase rights) pursuant to an equity line of credit of the Borrower or otherwise in connection with a variable rate transaction (whether now existing or entered into in the future) or (ii) adjusts downward the “floor price” at which shares of Common Stock (or convertible securities or purchase rights) may be issued under an equity line of credit or otherwise in connection with a variable rate transaction (whether now existing or entered into in the future).

4.21     Post-Closing Covenant.  The Borrower or the relevant party, as the case may be, fails to comply with the post-closing covenant set forth in Section 5.2 of the securities purchase agreement of even date relating to the Note, between the Holder and the Borrower (the “SPA”).

Subject to applicable cure periods specifically provided for herein, upon the occurrence and during the continuation of any Event of Default specified in this Article IV, exercisable through the delivery of written notice to the Borrower by the Holder (the “Default Notice”) (provided, however, that no Default Notice need be provided by the Holder and no notice and no cure period shall apply in the case of the Events of Default specified in Sections 4.1, 4.2, 4.7, 4.9, 4.10, 4.16, 4.18, 4.19, 4.20 or 4.21 above), this Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount (the “Default Amount”) equal to the Principal Amount then outstanding plus accrued interest (including any Default Interest) through the date of full repayment.  Holder may, in its sole discretion, determine to accept payment part in Common Stock and part in cash. For purposes of payments in Common Stock, the conversion formula set forth in Section 2.2 shall apply.  Upon an uncured Event of Default, all amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived by the Borrower, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity, including, without limitation, those set forth in Section 4.22 below.

Upon the occurrence and during the continuation of any Event of Default, and in addition to any other right or remedy of the Holder hereunder, under the SPA or otherwise at law or in equity, the Borrower hereby irrevocably authorizes and empowers Holder or its legal counsel, each as the Borrower’s attorney-in-fact, to appear ex parte and without notice to the Borrower to confess judgment against the Borrower for the unpaid amount of this Note as evidenced by the Affidavit of Confession of Judgment signed by the Borrower as of the Issue Date and to be completed by the Holder or its counsel pursuant to the foregoing power of attorney (which power is coupled with an interest), a copy of which is attached as Exhibit D hereto (the “Affidavit”).  The Affidavit shall set forth the amount then due hereunder, plus attorney’s fees and cost of suit, and to release all errors, and waive all rights of appeal.  The Borrower waives the right to contest Holder’s rights under this Article IV, including without limitation the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect.  No single exercise of the foregoing right and power to confess judgment will be deemed to exhaust such power, whether or not any such exercise shall be held by any court to be invalid, voidable, or void, and such power shall continue undiminished and may be exercised from time to time as the Holder may elect until all amounts owing on this Note have been paid in full.

ARTICLE V. MISCELLANEOUS

5.1      Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.2     Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, facsimile, or electronic mail addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery, upon electronic mail delivery, or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:

If to the Borrower, to:
NEXEON MEDSYSTEMS INC
1910 Pacific Avenue, Suite 20000
Dallas, Texas 75201
Attn: William Rosellini, CEO
e-mail: will@nexeonmed.com

If to the Holder:

LEONITE CAPITAL, LLC
1 Hillcrest Center Dr., Suite 232
Spring Valley, NY 10977
ATTN: Avi Geller
e-mail: avi@leonitecap.com

5.3      Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

5.4      Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. Each transferee of this Note must be an “accredited investor” (as defined in Rule 501(a) of the 1933 Act). Notwithstanding anything in this Note to the contrary, this Note may be pledged as collateral in connection with a bona fide margin account or other lending  arrangement.

5.5      Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys’ fees.

5.6      Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state and/or federal courts located in New York. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTIONS CONTEMPLATED HEREBY. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Documents by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

5.6      Certain Amounts. Whenever pursuant to this Note the Borrower is required to pay an amount in excess of the outstanding principal amount (or the portion thereof required to be paid at that time) plus accrued and unpaid interest plus Default Interest on such interest, the Borrower and the Holder agree that the actual damages to the  Holder from the receipt of cash payment on this Note may be difficult to determine and the amount to be so paid by the Borrower represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss of the opportunity to convert this Note and to earn a return from the sale of shares of Common Stock acquired upon conversion of this Note at a price in excess of the price paid for such shares pursuant to this Note. The Borrower and the Holder hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment without the opportunity to convert this Note into shares of Common Stock.

5.7      Remedies. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

5.8      Prepayment. Notwithstanding anything to the contrary contained in this Note, the Borrower may prepay any amount outstanding under this Note, prior to the Maturity Date, by making a payment to the Holder of an amount in cash equal to the outstanding principal amount owed under the Note plus all unpaid interest through the remainder of the Term (at the rate of $11,200 per month), subject to the Holder’s written acceptance in Holder’s sole discretion.

5.9      Usury. To the extent it may lawfully do so, the Borrower hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any action or proceeding that may be brought by the Holder in order to enforce any right or remedy under this Note.  Notwithstanding any provision to the contrary contained in this Note, it is expressly agreed and provided that the total liability of the Borrower under this Note for payments which under New York law are in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums which under New York law in the nature of interest that the Borrower may be obligated to pay under this Note exceed such Maximum Rate.  It is agreed that if the maximum contract rate of interest allowed by New York law and applicable to this Note is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to this Note from the effective date thereof forward, unless such application is precluded by applicable law.  If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Borrower to the Holder with respect to indebtedness evidenced by this Note, such excess shall be applied by the Holder to the unpaid principal balance of any such indebtedness or be refunded to the Borrower, the manner of handling such excess to be at the Holder’s election.

5.10    Section 3(a)(10) Transactions. If at any time while  this Note is outstanding, the Borrower enters into a transaction structured in accordance with, based upon, or related or pursuant to, in whole or in part, Section 3(a)(10) of the Securities Act, then a liquidated damages charge of 25% of the outstanding principal balance of this Note at that time, will be assessed and will become immediately due and payable to the Holder, either in the form of cash payment or as an addition to the balance of the Note, as determined by mutual agreement of the Borrower and Holder.

5.11    Terms of Future Financings.  So long as this Note is outstanding, upon any issuance by the Borrower or any of its subsidiaries of any security with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to the Holder in this Note, then the Borrower shall notify the Holder of such additional or more favorable term and such term, at Holder’s option, shall become a part of the Transaction Documents with the Holder.  The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion discounts, prepayment rate, conversion lookback periods, interest rates, original issue discounts, stock sale price, private placement price per share, and warrant coverage.

5.12    Piggyback Registration Rights.  The Borrower shall include on the next registration statement the Borrower files with SEC (or on the subsequent registration statement if such registration statement is withdrawn) all shares issuable upon conversion of this Note.  Failure to do so will result in liquidated damages of 25% of the outstanding principal balance of this Note, but not less than Fifteen Thousand and No/100 United States Dollars ($15,000), being immediately due and payable to the Holder at its election in the form of cash payment or addition to the balance of this Note.

5.13   Participation Rights.  In the event the Borrower proposes to offer and sell its securities in an Equity Financing, the Lender shall have the right, but not the obligation, to participate in the purchase of the securities being offered in such Equity Financing up to an amount equal to fifty percent (50%) of the aggregate offering amount of such Equity Financing, until the earliest of (i) the Maturity Date, (ii) the date that the Note and all accrued but unpaid interest shall have been repaid in full, and (iii) the closing date of an Equity Financing in which all, or any remaining portion, of the outstanding principal amount of the Note along with accrued but unpaid interest shall have been converted, in full, into, and on the same terms as, the securities being offered in such Equity Financing.

5.14    Reverse Split Penalty. If at any time while this Note is outstanding, the Borrower effectuates a reverse split with respect to the Common Stock, then a liquidated damages charge of 25% of the outstanding principal balance of this Note at that time, will be assessed and will become immediately due and payable to the Holder, either in the form of cash payment or as an addition to the balance of the Note, as determined by mutual agreement of the Borrower and Holder.

5.15    Right of First Refusal. If at any time while this Note is outstanding, the Borrower has a bona fide offer of capital or financing from any 3rd party that the Borrower intends to act upon, then the Borrower must first offer such opportunity to the Holder to provide such capital or financing to the Borrower on the same terms as each respective 3rd party’s terms. Should the Holder be unwilling or unable to provide such capital or financing to the Borrower within 10 trading days from Holder’s receipt of written notice of the offer (the “Offer Notice”) from the Borrower, then the Borrower may obtain such capital or financing from that respective 3rd party upon the exact same terms and conditions offered by the Borrower to the Holder, which transaction must be completed within 30 days after the date of the Offer Notice.  If the Borrower does not receive the capital or financing from the respective 3rd party within 30 days after the date of the respective Offer Notice, then the Borrower must again offer the capital or financing opportunity to the Holder as described above, and the process detailed above shall be repeated.  The Offer Notice must be sent via electronic mail to avi@leonitecap.com.

[signature page to follow]

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer this August 21, 2017.

NEXEON MEDSYSTEMS INC

By:	/s/ William Rosellini
Name: William Rosellini
Title: Chief Executive Officer

Schedule A

Amortization Schedule

EXHIBIT A -- NOTICE OF CONVERSION

The undersigned hereby elects to convert $          principal amount of the Note (defined below) into that number of shares of Common Stock to be issued pursuant to the  conversion of the Note (“Common Stock”) as set forth below, of NEXEON MEDSYSTEMS INC, a Nevada corporation (the “Borrower”) according to the conditions of the senior secured convertible note of the Borrower dated as of ______________, 2017 (the “Note”), as of the date written below. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

Box Checked as to applicable instructions:

[ ]  The Borrower shall electronically transmit the Common Stock issuable pursuant to this  Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DWAC Transfer”).

Name of DTC Prime
Broker: Account Number:

[  ]    The undersigned hereby requests that the Borrower issue a certificate or certificates for     the number of shares of Common Stock set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

LEONITE CAPITAL, LLC
____________________
____________________
e-mail: ______________

Date of Conversion:
Applicable Conversion Price:	$
Number of Shares of Common Stock to be Issued
Pursuant to Conversion of the Note:
Amount of Principal Balance Due remaining
Under the Note after this conversion:

LEONITE CAPITAL, LLC

By:
Name:
Title:
Date:

EXHIBIT B – TRANSFER AGENT IRREVOCABLE RESERVE LETTER

August 23, 2017

Action Stock Transfer Corporation
2469 E. Fort Union Blvd, Suite 214
Salt Lake City, UT 84121

Re: Irrevocable Transfer Agent Instructions

Ladies and Gentlemen:

Nexeon Medsystems Inc, a Nevada corporation (the "Company") issued that certain 12% senior secured convertible promissory note in the principal amount of $1,120,000 (the “Note”), to Leonite Capital LLC, a Delaware limited liability company (the "Investor"), on August 21, 2017, pursuant to the terms of that certain securities purchase agreement of even date (the “Agreement”).  Further, on August 21, 2017, the Company issued to the Investor that certain two-year warrant to purchase 250,000 shares of the Company’s common stock (the “Two-Year Warrant”) and that certain five-year warrant to purchase 250,000 shares of the Company’s common stock (the “Five-Year Warrant” and together with the Two-Year Warrant, the “Warrants”), and agreed to issue to the Investor 100,000 shares of the Company’s Common Stock (the “Commitment Shares”) as consideration for entering into the Agreement.

A copy of the Agreement and the Note are attached hereto.  The shares to be issued pursuant to the Note and/or Warrants are to be registered in the names of the registered holder of the securities submitted for conversion or exercise, or its assignees as requested by the Investor, and the Commitment Shares are to be issued in the name of the Investor.

You are hereby irrevocably authorized and instructed to reserve a sufficient number of shares of common stock, Par value $0.001 per share (the “Common Stock”), of the Company (initially, 2,420,000 shares of Common Stock which should be held in reserve for the Investor pursuant to the Note and Warrants) for issuance upon conversion of the Note and/or exercise of the Warrants, in accordance with the terms thereof.  The amount of Common Stock so reserved may be increased, from time to time, by written instructions of the Company or the Investor.

Any shares reserved in connection with the Note may be utilized by the Investor to satisfy any conversion of any convertible note and/or exercise of any warrant, currently issued or issued in the future, by the Company to the Investor.  Any shares reserved hereunder may be utilized by the Investor to satisfy the Company’s obligations under the Agreement, the Note, and/or the Warrants.

The 100,000 Commitment Shares should be issued to the Investor immediately.

The shares to be issued upon conversion of the Note or exercise of the Warrants shall be issued within one (1) business day of receipt of a notice of conversion with respect to the Note and/or notice of exercise with respect to the Warrants (each a “Issuance Notice”).  The ability to convert the Note and exercise the Warrants in a timely manner is a material obligation of the Company pursuant to the Note.  The ability to exercise the Warrants in a timely manner is a material obligation of the Company pursuant to the Warrants.  Your firm is hereby irrevocably authorized and instructed to issue shares of Common Stock of the Company upon conversion of the Note and/or exercise of the Warrants (without any restrictive legend) to the Investor at the request of the Investor without any further action or confirmation by the Company, in which the issuance shall be deducted against the reserve or, if there are not enough shares held in reserve, from available authorized shares of the Company, by either (i) electronically by crediting the account of a Prime Broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission system, provided that the Company has been made FAST/DRS eligible by DTCC (DWAC), or (ii) in certificated form (if electronic delivery is not possible at that time) without any legend which would restrict the transfer of the shares, and you should remove all stop-transfer instructions relating to such shares: (A) upon your receipt from the Investor dated within 90 days from the date of the issuance or transfer request, of: (i) an Issuance Notice executed by the Investor; and (ii) an opinion of counsel of the Investor, in form, substance and scope customary for opinions of counsel in comparable transactions (and satisfactory to the transfer agent), to the effect that the shares of Common Stock of the Company issued to the Investor pursuant to the Issuance Notice are not "restricted securities" as a result of an effective registration statement or pursuant to an applicable exemption (including but not limited to Section 4(a)(1) or Rule 144) and should be issued to the Investor without any restrictive legend; and (B) the number of shares to be issued is less than 9.99% of the total issued Common Stock of the Company.  If an opinion from counsel is not provided, you are instructed and authorized to issue shares to the Investor as restricted and the associated certificate(s) should include the customary 144 restrictive legend.

The Company affirms that it has appropriately resolved to issue all required Common Stock to the Investor and hereby requests that your firm act immediately, without delay and without the need for any action or confirmation by the Company with respect to the issuance of (i) the 100,000 Commitment Shares, and (ii) the Common Stock pursuant to any Issuance Notice received from the Investor.

The Investor and the Company understand that Action Stock Transfer Corporation (the “Transfer Agent”) shall be required to perform any issuances or transfers of shares pursuant to this letter unless the respective issuance or transfer of shares is prohibited by a valid court order. If the Company informs you that there is a court order prohibiting such issuances, then the Company must provide you with a certified copy of such court order prior to the issuance deadline for the respective conversion.

The Company shall indemnify you and your officers, directors, principals, partners, agents and representatives, and hold each of them harmless from and against any and all loss, liability, damage, claim or expense (including the reasonable fees and disbursements of its attorneys) incurred by or asserted against you or any of them arising out of or in connection the instructions set forth herein, the performance of your duties hereunder and otherwise in respect hereof, including the costs and expenses of defending yourself or themselves against any claim or liability hereunder, except that the Company shall not be liable hereunder as to matters in respect of which it is determined that you have acted with gross negligence or in bad faith.  You shall have no liability to the Company in respect to any action taken or any failure to act in respect of this if such action was taken or omitted to be taken in good faith, and you shall be entitled to rely in this regard on the advice of counsel.

The Board of Directors of the Company has approved the foregoing (irrevocable instructions) and does hereby extend the Company’s irrevocable agreement to indemnify your firm for all loss, liability or expense in carrying out the authority and direction herein contained on the terms herein set forth.   The Transfer Agent is hereby authorized and directed to promptly disclose to the Investor without any additional confirmation from the Company, after Investor’s request from time to time, the total number of shares of common stock issued and outstanding, the total number of shares of common stock in the float, and the total number of shares of common stock that are authorized but unissued and unreserved.  The Transfer Agent is also authorized to, without any additional confirmation from the Company, release any information you deem necessary towards the processing, clearing and settlement of the shares arising from this reservation, as well as effectuate a transfer of all or a portion of the shares of common stock reserved hereunder to any third party if directed to do so by Investor.

You are directed to not delay in processing any Conversion Notices owing to the fact that the Company is in arrears of its fees and other monies owed to your firm, and you acknowledge that you will not so delay any Conversion Notice processing.  If at the time a Conversion Notice is delivered to your firm the Company is then in arrears to your firm, or has been placed on credit hold, Investor shall have the right as a condition to such processing to pre-pay the full cost of processing the Conversion Notice

The Company agrees that in the event that the Transfer Agent resigns as the Company’s transfer agent, the Company shall engage a suitable replacement transfer agent that will agree to serve as transfer agent for the Company and be bound by the terms and conditions of these Irrevocable Instructions within five (5) business days. The Company shall not terminate the Transfer Agent as the Company’s transfer agent without a signed consent from the Investor.

The Investor is intended to be and is a third party beneficiary hereof, and no amendment or modification to the instructions set forth herein may be made without the consent of the Investor.

[signature page to follow]

Very truly yours,

NEXEON MEDISYSTEMS INC

By:	/s/ Will Rosellini
Name:	Will Rosellini
Title:	Chief Executive Officer

Acknowledged and Agreed:

ACTION STOCK TRANSFER CORPORATION

By:	/s/ Justeene Blankenship
Name:	Justeene Blankenship
Title:	President

Leonite Capital LLC

By:	/s/ Avrohom Geller
Name:	Avrohom Geller
Title:	CIO

EXHIBIT C -- DEFINITION OF MEDI-LINE EARNINGS

In reference to Medi-Line Earnings, of which 10% earnings shall be set aside on a quarterly basis to repay the outstanding balance on the Note, the following definitions are applicable:

Accounting	All applicable items in the calculation of Medi-Line Earnings are calculated on a cash accounting basis, but for items where explicitly stated otherwise.

Revenue
Applicable revenue shall include (1) Revenue derived from existing revenue-generating contracts of Medi-Line and extensions thereof (2) Revenue derived from existing Medi-Line products and alterations thereof including follow-up generations and follow up research contracts (Note for Avi: Our dd has to include looking at the existing Medi-line contracts and products) (3) Revenue derived from new products whose development and commercialization can be reasonably attributed to Medi-Line (4) Revenue derived from new contracts whose fulfillment can be reasonably attributed to Medi-Line

Costs
Applicable costs shall include (1) Salary expenses related to employees under direct employment contract with Medi-Line, but no owner management fee or the alike (2) Expenses relating to maintenance of the Medi-Line facilities, including real estate and equipment (3) Administrative expenses directly attributable to maintaining Medi-Line operations (4) Other cash operating expenses directly attributable to Medi-Line operations (5) Raw material expenses on a per-unit of output basis (6) A tax rate equal to the effective tax rate of combined Nexeon and Medi-Line for the quarter. The tax rate is applicable to the amount resulting from deducting all other expense items from all revenue items.

Process	The calculation of Medi-Line Earnings shall occur on a quarterly basis and serve as the minimum threshold for cash deposits exclusively reserved to repay the loan.

EXHIBIT D -- AFFIDAVIT OF CONFESSION OF JUDGMENT

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK
----------------------------------------------------------------------- X
LEONITE CAPITAL, LLC,
Index No.
Plaintiff,
AFFIDAVIT OF CONFESSION OF
- against -		JUDGMENT

NEXEON MEDSYSTEMS INC,
NEXEON MEDSYSTEMS EUROPE, SARL,
NEXEON MEDSYSTEMS BELGIUM, SPRL
NEXEON MEDSYSTEMS PUERTO RICO,
OPERATING COMPANY CORPORATION,
PULSUS MEDICAL LLC,
and WILLIAM ROSELLINI,	-
Defendants.
----------------------------------------------------------------------- X

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

William Rosellini and the Subsidiaries (defined below), being duly sworn, hereby depose and say:

1.          I (“Rosellini”) am the Chief Executive Officer of defendant NEXEON MEDSYSTEMS INC (“NMI”),  Nexeon Medsystems Europe, SARL (“NME”), Nexeon Medsystems Belgium, SPRL (“NMB”), Nexeon Medsystems Puerto Rico, Operating Company Corporation (“NMPR”), Pulsus Medical LLC (“PULSUS” and together with NME, NMB and NMPR, the “Subsidiaries”) are wholly owned subsidiaries of NMI.  As such, I, NMI and the Subsidiaries (together, the “Affiliates”) are fully familiar with all the facts and circumstances recited herein on personal knowledge. NMI has its principal place of business at 1910 Pacific Avenue, Suite 20000, Dallas, TX 75201. On behalf of myself and the other Affiliates, I hereby confess judgment in favor of Leonite Capital, LLC (“Leonite”), having a principal place of business at at 1 Hillcrest Center Drive suite 232 Spring Valley, NY 10977, in the amount of One Million, One Hundred Twenty Thousand Dollars ($1,120,000), less any payments made on or after the date of this affidavit of confession of judgment (the “Confession of Judgment”), plus interest pursuant to the terms of the Note (as defined herein) and all applicable penalties under the Note, as further provided herein. In no event shall interest payable hereunder exceed the maximum permissible under applicable law.

2.          This Confession of Judgment is for a debt justly due to Leonite from Rosellini and the other Affiliates, and Rosellini and the other Affiliates hereby authorize the Supreme Court of the State of New York to enter judgment against Rosellini and the other Affiliates, jointly and severally, in the amount of One Million, One Hundred Twenty Thousand Dollars ($1,120,000), less any payments made on, prior to or after the date of this Confession of Judgment, plus interest pursuant to the terms of the Note, including a default interest rate of twenty-four percent (24%) per annum on said amount from the date of any default, all applicable penalties under the Note, plus the costs and attorneys’ fees that are set forth below, upon the occurrence of an event of default under Section 4.1 (Failure to Pay Principal or Interest) of that certain senior secured convertible promissory note, in the original principal amount of One Million, One Hundred Twenty Thousand Dollars ($1,120,000) issued by NMI on August __ , 2017 (the “Note”).

3.          In order to secure these obligations, Rosellini and the other Affiliates agreed to simultaneously deliver with the execution of the Note this Confession of Judgment.  Rosellini and the other Affiliates hereby authorize entry of a monetary judgment obtained pursuant to the Confession of Judgment in the New York State Supreme Court, New York County under the circumstances specified in paragraph 2 of this Confession of Judgment.

4.          The sums confessed pursuant to this Confession of Judgment are justly due and owing to Leonite under the following circumstances: NMI entered into the securities purchase agreement dated __________, 2017 (the “Agreement”) and the Note and Rosellini and the other Affiliates entered into related agreements.  The Agreement provides for the issuance of the Note, and contains customary representations, warranties, and covenants.

5.          Rosellini and the other Affiliates agree to pay any and all costs and expenses incurred by Leonite in enforcing the terms of this Confession of Judgment, including reasonable attorneys’ fees and expenses at the rate of $750.00 per hour that Leonite incurs or is billed for in connection with enforcing the terms of the Confession of Judgment, entering any Judgment, collecting upon said Judgment, and defending or prosecuting any appeals.

By:
William Rosellini, individually

Nexeon Medsystems Inc

By:
Name:	William Rosellini
Title:	Chief Executive Officer

Nexeon Medsystems Europe, SARL

By:
Name:
Title:

Nexeon Medsystems Belgium, SPRL

By:
Name:
Title:

Nexeon Medsystems Puerto Rico Operating Company Corporation

By:
Name:
Title:

Pulsus Medical LLC

By:
Name:
Title:

STATE OF __________)
ss.:
COUNTY OF ________)

ACKNOWLEDGMENT

On _______ _____, 2017 before me personally came Willliam Rosellini, to me known, who, by me duly sworn,  did depose and say that deponent is the Chief Executive Officer of NEXEON MEDSYSTEMS INC and the authorized representative of NEXEON MEDSYSTEMS EUROPE, SARL, NEXEON MEDSYSTEMS BELGIUM, SPRL, NEXEON MEDSYSTEMS PUERTO RICO, OPERATING COMPANY CORPORATION, and PULSUS MEDICAL LLC the Affiliates described in, and which executed the foregoing affidavit of confession of judgment, that deponent knows the seal of the Affiliates, that the seal affixed to the affidavit of confession of judgment is the Affiliates’ respective seals, that it was affixed by order of the board of directors of the Affiliates and that deponent signed deponent’s name by like order.

Deponent acknowledged to me that he also executed the forgoing Affidavit of Confession of Judgment in his individual capacity as is set forth above.

Notary Public

SEALS: